Exhibit 99.1

The Blueshirt Group

Investors Contacts:

Brinlea Johnson

brinlea@blueshirtgroup.com

415-217-7722

Alex Wellins

alex@blueshirtgroup.com

NetManage Reports Second Quarter 2007 Financial Results

Cupertino, Calif., July 23, 2007 — NetManage, Inc. (Nasdaq:NETM), a software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, today reported financial results for the second quarter ended June 30, 2007.

Net revenues for the second quarter of 2007 were $8.8 million, compared to $7.7 million in the first quarter of 2007 and $9.0 million reported for the second quarter of 2006. The Company reported net income for the second quarter of 2007 of $153,000, or $0.02 per fully diluted share, compared to a net loss of $3.6 million, or $0.37 per fully diluted share, including restructuring costs of $2.2 million, for the first quarter of 2007 and a net loss of $899,000 or $0.10 per fully diluted share for the second quarter of 2006.

The net income in the second quarter of 2007 includes a one time payment of $918,000 for a litigation settlement which was offset against operating expenses.

Cash, cash equivalents, and investments were $26.9 million at June 30, 2007, reflecting a decrease of $2.0 million of cash, cash equivalents and investments from March 31, 2007.

Management Commentary

“We have returned to profitability this quarter,” said Zvi Alon, chairman, president and CEO of NetManage. “We continue to streamline the business and are starting to see improvements in our operating performance and results. During the quarter we signed 21 new technology deals. We remain focused on growing the business, developing new partnerships and achieving long-term profitability.”

Customer Wins

During the quarter, the Company received new and renewed business from such customers as Kraft Foods, Medco Health, Ohio Department of Job & Family Services, Shimano, Inc., Sysco Foods and Viacom.

Recent Operational Highlights:

•	The Company signed a distribution agreement with Aquion Pty Ltd, a strategic software provider, to expand its channel strategy in Australia and New Zealand.

•	NetManage was named to the 2007 VARBusiness 500 for the first time and is included in its definitive list of the biggest and best solution providers in the North American IT reseller channel.

•

The Company announced that Banque Finama, a leading commercial bank in France, has deployed NetManage OnWeb to improve and unify the various business processes associated with its 21,000 customer accounts.

•	NetManage reconfirmed its commitment to customers by offering royalty-free source code licensing for Librados Adapters.

Conference Call Information

The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, July 23, 2007. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 719-457-2732 and entering pass code 1944917#. A playback of the conference call will be available on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 1944917#, until July 30, 2007.

NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

NetManage, Inc. (NASDAQ: NETM), is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

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© 2007 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

NetManage, the NetManage logo, the lizard-in-the-box logo, Chameleon and Chameleon design, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements including statements regarding improvement in the Company’s competitive position, improvement in financial results and business pipeline, the Company’s positioning in its market, and the progress and benefits of the Company’s execution on its business plan, involve risks and uncertainties. The Company’s actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company’s products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company’s target markets. Additional information on these and other risk factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q, current reports on Forms 8-K and other documents filed with the Securities and Exchange Commission. Furthermore, NetManage is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

NETMANAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Cash, cash equivalents and short-term investments	$25,792	$28,046
Accounts receivable, net	6,491	10,186
Prepaid expenses and other current assets	1,399	1,369

Total current assets	33,682	39,601

Property and equipment, net	1,749	2,243
Goodwill	3,648	3,648
Other intangibles and purchased technology, net	906	1,099
Long-term investments	1,129	600
Other long-term assets	174	162

Total assets	$41,288	$47,353

Liabilities and Stockholders’ Equity
Current liabilities	$6,441	$6,287
Current deferred revenue	13,596	15,927

Total current liabilities	20,037	22,214

Long-term deferred revenue	1,958	3,320
Long-term income taxes payable	189	—
Other long-term liabilities	773	642

Total long-term liabilities	2,920	3,962

Total liabilities	22,957	26,176

Stockholders’ equity	18,331	21,177

Total liabilities and stockholders’ equity	$41,288	$47,353

NETMANAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net revenues:
License fees	$2,804	$3,179	$4,574	$5,902
Services	5,982	5,811	11,896	11,616

Total net revenues	8,786	8,990	16,470	17,518

Cost of revenues:
License fees	264	215	534	415
Services	802	921	1,562	1,649
Amortization of intangible assets	82	70	163	140

Total cost of revenues	1,148	1,206	2,259	2,204

Gross margin	7,638	7,784	14,211	15,314

Operating expenses:
Research and development	1,655	1,901	3,393	3,754
Sales and marketing	4,739	5,259	9,781	10,230
General and administrative	1,626	1,559	3,092	3,248
Legal fee recovery	(918)	—	(918)	—
Restructuring charge	388	61	2,584	25
Amortization of intangible assets	15	105	30	210

Total operating expenses	7,505	8,885	17,962	17,467

Income (loss) from operations	133	(1,101)	(3,751)	(2,153)

Interest income and other, net	326	232	628	540
Foreign currency transaction loss	(271)	(19)	(208)	(22)

Income (loss) before provision for income taxes	188	(888)	(3,331)	(1,635)
Provision for income taxes	35	11	72	18

Net income (loss)	$153	$(899)	$(3,403)	$(1,653)

Net income (loss) per share:
Basic	$0.02	$(0.10)	$(0.36)	$(0.18)
Diluted	$0.02	$(0.10)	$(0.36)	$(0.18)

Weighted average common shares and equivalent:
Basic	9,563	9,422	9,551	9,408
Diluted	9,815	9,422	9,551	9,408